EXHIBIT 99.1

Fastenal Company Announces Conference Call to Review 2011 First Quarter Earnings

WINONA, Minn., April 5, 2011 (GLOBE NEWSWIRE) -- Fastenal Company (Nasdaq:FAST) announced today that the Company's conference call to review 2011 first quarter results, as well as current operations, will be broadcast live over the Internet on Tuesday, April 12, 2011 at 9:00 a.m. Central Time.

To access the call, please visit the following Web address:

http://investor.fastenal.com/

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available until June 1, 2011. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; and metals, alloys and materials.

Fastenal operates approximately 2,500 stores located primarily in North America with additional locations in Asia, Europe, and Central America. The Company operates eleven distribution centers in the United States - Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, and three outside the United States - Ontario, Canada; Alberta, Canada; and Nuevo Leon, Mexico.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com.   FAST-G

The Fastenal Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6432

CONTACT: Dan Florness, EVP and Chief Financial Officer
         507.454.5374